As filed with the Securities and Exchange Commission on July 16, 1998

                                      REGISTRATION NO. 333-______
                                                       333-______
                                                       333-______
                                                       333-______
                                                       333-______
                                                       333-______

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

DILLARD'S, INC.                  DELAWARE                       73-0388071
DILLARD'S CAPITAL TRUST I        DELAWARE                  To Be Applied For
DILLARD'S CAPITAL TRUST II       DELAWARE                  To Be Applied For
DILLARD'S CAPITAL TRUST III      DELAWARE                  To Be Applied For
DILLARD'S CAPITAL TRUST IV       DELAWARE                  To Be Applied For
DILLARD'S CAPITAL TRUST V        DELAWARE                  To Be Applied For
(Exact name of each Registrant  (State or other        (I.R.S. Employer
as specified in its charter)     jurisdication of       Identification No.)
                                   incorporation
                                 or organization)

                       1600 Cantrell Road
                  Little Rock, Arkansas  72201
                         (501) 376-5200
      (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

     Paul J. Schroeder, Jr.                  James I. Freeman
     1600 Cantrell Road                      1600 Cantrell Road
     Little Rock, Arkansas 72201             Little Rock, Arkansas  72201
     (501) 376-5200                          (501) 376-5200

                       Paul B. Benham III
                    Friday, Eldredge & Clark
              400 West Capitol Avenue, Suite 2000
               Little Rock, Arkansas  72201-3493
                         (501) 376-2011
   (Name, address, including zip code, and telephone number, including area code, of agents for service)

                            Copy to:

                        Gary I. Horowitz
                   Simpson Thacher & Bartlett
                      425 Lexington Avenue
                   New York, New York  10017
                         (212) 455-2000


Approximate  date   of  commencement of  proposed  sale  to   the
public: From time to time after this Registration Statement becomes effective.

If  the only securities  being registered on this Form  are being
offered pursuant  to dividend or  interest  reinvestment   plans,
please  check  the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.

                CALCULATION OF REGISTRATION FEE

                                  Proposed
Title of Each                     Maximum
Class of                          Aggregate             Amount of
Securities to                     Offering            Registration
be Registered(1)                  Price(2)(3)           Fee
Dillard's, Inc.
  Debt Securities(4); Class A      )
  Common Stock, par value          )
   $.01 per share(5); Preferred    )
   Stock, par value $.01 per       )
   share(5)                        )
Dillard's Capital Trust I          )
 Capital Securities                )
Dillard's Capital Trust II         )
 Capital Securities                )
Dillard's   Capital  Trust  III    ) $2,000,000,000     $590,000
 Capital Securities                )
Dillard's Capital Trust IV         )
 Capital Securities                )
Dillard's Capital Trust V          )
 Capital Securities                )
Guarantees of Dillard's,
 Inc. with respect to
 Capital Securities(6)

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) Or, if any securities are issued with an original issue discount, such amount that the aggregate initial offering price of all securities registered hereunder will not exceed $2,000,000,000 or, if any of the securities registered hereunder are issued with an offering price payable in a foreign currency or composite currently, such amount as shall result in an aggregate initial offering price equivalent  to  $2,000,000,000 at the time  of  the  initial offering.
(3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(o). Exclusive of accrued interest, if any.
(4) Plus such indeterminate amount of Debt Securities as may be issued in connection with the issuance of Capital Securities of Dillard's Capital Trust I, Dillard's Capital Trust II, Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V (the "Capital Securities"). Such Debt Securities will be issued for no additional consideration.
(5) In addition to any Class A Common Stock or Preferred Stock that may be issued directly under this Registration
     Statement, there are being registered hereunder such indeterminate number of shares of Class A Common Stock as may be issued upon conversion or exchange of Debt Securities or Preferred Stock. No additional consideration will be received for any Class A Common Stock so issued upon conversion or exchange.
(6) No additional consideration will be received from the Dillard's, Inc. Guarantees with respect to the Capital Securities.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any
State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS (SUBJECT TO COMPLETION, ISSUED JULY __, 1998)

                         $2,000,000,000

                        DILLARD'S, INC.
                        DEBT SECURITIES
                       EQUITY SECURITIES

                   DILLARD'S CAPITAL TRUST I
                   DILLARD'S CAPITAL TRUST II
                  DILLARD'S CAPITAL TRUST III
                   DILLARD'S CAPITAL TRUST IV
                   DILLARD'S CAPITAL TRUST V
                       CAPITAL SECURITIES
             FULLY AND UNCONDITIONALLY GUARANTEED,
               TO THE EXTENT DESCRIBED HEREIN, BY


                        DILLARD'S, INC.

     Dillard's, Inc. (the "Company"), may offer and issue from time to time, together or separately, (i) its debt securities ("Debt Securities") in one or more series, (ii) shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock") and (iii) shares of its Additional Preferred Stock, par value $.01 per share ("Preferred Stock" and, together with the Class A Common Stock, "Equity Securities"), with such terms as are described herein and in the applicable Prospectus Supplement.

     Dillard's Capital Trust I, Dillard's Capital Trust II, Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V, each a trust created under the laws of the State of Delaware (each an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer and issue from time to time equity securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer Trust with such terms as are described herein and in the applicable Prospectus Supplement. The Company will be the owner, directly or indirectly, of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in each Issuer Trust. Payment to holders of Capital Securities of cash distributions thereon ("Distributions"), and amounts payable upon redemption thereof, liquidation of the applicable Issuer Trust or otherwise, will be guaranteed by the Company to the extent described herein and in the applicable Prospectus Supplement (each, a "Guarantee"). The only assets of an Issuer Trust will be Debt Securities purchased from the Company with the proceeds from the issuance of its Trust Securities. Each Guarantee will rank pari passu with the Debt Securities purchased with the proceeds of the Capital Securities covered by such Guarantee. If specified in the applicable Prospectus Supplement, such Debt Securities may be distributed pro rata to holders of Trust Securities at such times as may be described herein or in such Prospectus Supplement.

     The Debt Securities, Equity Securities, Capital Securities and Guarantees are sometimes herein referred to individually as a "Security" and collectively as the "Securities." This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                -------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.



     The aggregate initial public offering price of all Equity Securities, Debt Securities (other than Debt Securities purchased by Issuer Trusts) and Capital Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed
$2,000,000,000 or the equivalent thereof in any foreign currency or composite currency. Unless specified in the applicable Prospectus Supplement, the Debt Securities and the Capital Securities will be issued in registered form without coupons.

     Certain  specific terms  of  the  Securities in  respect  of which this Prospectus is being delivered will be described in the accompanying Prospectus Supplement, including without limitation and where applicable, (a) in the case of the Debt Securities, series designation, ranking, aggregate principal amount, denominations, maturity date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, interest deferral terms, if any, place or places where and currency or currency units in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into Class A Common Stock or other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where and currency or currency units in which Distributions and other amounts will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms, and
(c) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, any terms for conversion into Class A Common Stock, the initial offering or purchase price, methods of distribution and any other special terms.

     The applicable Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Securities and will set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities being offered and the managing underwriters with respect to any Securities sold to or through underwriters.

     No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter agent or dealer. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy the Securities to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

                     AVAILABLE INFORMATION

     The    Company    is    subject   to    the    informational
requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, such material may be accessed at the Commission's Website (http:/www.sec.gov). Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of the Company's securities are listed.

     This Prospectus constitutes a part of a Registration Statement filed by the Company and the Issuer Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the related exhibits for further information with respect to the Company, the Issuer Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any Issuer Trust have been included herein. The Company and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Debt Securities as trust assets and issuing the Trust Securities. See "The Issuer Trusts," "Description of Capital Securities," "Description of Debt Securities" and "Description of Guarantees." In addition, the Company does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following documents filed with the Commission under the
Exchange   Act   by  the  Company  are  incorporated  herein   by
reference:

       (a)  Annual Report on Form 10-K for the fiscal year  ended
January 31, 1998;

       (b) Quarterly Report on Form 10-Q for the quarter ended May 2, 1998;

      (c) Current Report on Form 8-K dated May 16, 1998; and

      (d) Description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A, dated June 7, 1989.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies  of the above documents  (excluding exhibits) may  be
obtained  upon   request without charge from  the  Company,  1600
Cantrell  Road, Little Rock, Arkansas 72201, Attention: James  I.
Freeman (telephone number 501-376-5200).

        DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "management believes," "the Company believes" and similar words or phrases. Such statements involve risks and uncertainties and are subject to change based on various important factors. The following factors, among others, could affect the Company's financial performance and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: economic and weather conditions in the regions in which the Company's stores are located and their effect on the buying patterns of the Company's customers, changes in consumer spending patterns and debt levels, trends in personal bankruptcies and the impact of competitive market forces.

                          THE COMPANY

     Dillard's, Inc. is a regional group of traditional department stores operating, as of January 31, 1998, 270 stores in Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas,
Virginia, Utah and Wyoming. The stores vary from 30,000 square feet to 409,000 square feet in size, with the area of typical stores ranging between 80,000 to 220,000 square feet, and the average store size being approximately 160,000 square feet. The stores are owned either by the Company or a wholly owned subsidiary, with the exception of 66 stores, which are leased from third parties. The stores feature branded and private label goods in the middle to upper-middle price ranges and cater to a broad spectrum of the population. Most of the stores are full-line department stores and sell quality name-brand and private label apparel and accessories for men, women and children, as well as accessories for the home such as linens and domestics, china, silverware, draperies and housewares. Special emphasis is placed on fashion-oriented apparel.
     The Company is incorporated under the laws of the State of Delaware. The executive offices of the Company are located at 1600 Cantrell Road, Little Rock, Arkansas 72201, telephone number: 501-376-5200.

                       RECENT DEVELOPMENT

     The  Company  has  entered into an  Agreement  and  Plan  of
Merger,  dated  as  of  May  16, 1998 (the   "Merger  Agreement"),
providing  for the acquisition of the stock of Mercantile  Stores
Company,  Inc.  ("Mercantile").   Mercantile  is  a  conventional
department store retailer engaged in the general merchandising business. Mercantile operates 103 department stores and 16 home fashion stores under 13 different names in a total of 17 states. A subsidiary, Mercantile Credit Corp., provides servicing for Mercantile's private label credit program.

     MSC Acquisitions, Inc., a Delaware corporation ("NEWCO") and a newly formed wholly owned subsidiary of the Company, has offered to purchase all of the outstanding shares of Common Stock, par value $.14-2/3 per share (the "Shares"), of Mercantile at a purchase price of $80 per Share, net to the seller in cash without interest thereon.

     The Merger Agreement provides that, following the completion of the offer, NEWCO will be merged with and into Mercantile (the "Acquisition"). Following the Acquisition, Mercantile will continue as the surviving corporation and become a direct, wholly owned subsidiary of the Company.

     Stockholders of Mercantile representing approximately 40% of the issued and outstanding Shares have contractually agreed, among other things, to tender their Shares in the offer, provide the Company with an irrevocable proxy, grant an option at the $80 offer price and otherwise support the transaction with the Company.

     The offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration date for the offer a number of Shares which, together with any Shares owned, directly or indirectly, by the Company or NEWCO, constitutes more than 50% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities entitled to vote generally in the election of directors or in a merger (the "Minimum Condition"). If the Company purchases not less than that number of Shares needed to satisfy the Minimum Condition, it will be able to effect the Acquisition without the affirmative vote of any other stockholder of Mercantile.

     Under the Merger Agreement, the respective obligations of the Company, NEWCO and Mercantile under the Acquisition shall be subject to the satisfaction at or prior to the effective time of the Acquisition of the following conditions (a) as required by the Delaware General Corporation Law (the "DGCL"), the Merger Agreement shall have been approved by the affirmative vote of the stockholders of Mercantile by the requisite vote in accordance with Mercantile's Certificate of Incorporation and the DGCL (which Mercantile has represented shall be solely the affirmative vote of a majority of the outstanding Shares); (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Acquisition; (c) NEWCO shall have purchased Shares pursuant to the offer and (d) any waiting period applicable to the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act), shall have been terminated or expired.

     The Company believes that the Acquisition is highly probable although there can be no assurance that the Acquisition will be completed.

     The Company issued a press release on June 4, 1998, announcing the receipt of a request by the Federal Trade Commission (the "FTC") for additional information in connection with the Company's HSR Act filing. As a result of the request by the FTC, NEWCO extended the period during which its tender offer for Shares will remain open to 12:00 Midnight, New York City Time, on Monday, July 21, 1998.

                       THE ISSUER TRUSTS

     Each Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on July 14, 1998. Each Issuer Trust will be governed by an amended and restated trust agreement (each, a "Trust Agreement") among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees")
and two individuals selected by the holders of the Common Securities to act as administrators with respect to such Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities. The Company, as the holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to invest in a series of Debt Securities and
(iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, Debt Securities will be the sole assets of each Issuer Trust, and payments under the Debt Securities owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

     All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Company. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Company to pay any amounts in respect of the Debt Securities
owned  by   such  Issuer  Trust  when due,  the  rights   of  the
Company as  holder  of  the  Common  Securities  to  payment   in
respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities--Subordination of Common Securities." Unless otherwise specified in the applicable Prospectus Supplement, the Company will acquire, directly or indirectly, Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of approximately 40 years from the date on which it initially issues its Capital Securities, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, and the name and address of the Property Trustee, the Guarantee Trustee and the Debt Securities Trustee for each Issuer Trust will be The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor , New York, New York 10001.

     It is anticipated that no Issuer Trust will be subject to the reporting requirements under the Exchange Act.

                        USE OF PROCEEDS

     The Issuer Trusts will use all proceeds from the sale of Trust Securities to purchase Debt Securities from the Company. Unless otherwise set forth in the applicable
Prospectus Supplement, the Company intends to use the net proceeds from the sale of its Equity Securities and/or Debt Securities (including Debt Securities issued to the Issuer Trusts) for general corporate purposes, which may include additions to working capital, financing of acquisitions, the repurchase of outstanding Class A Common Stock and the repayment of indebtedness or for such other purposes as are set forth in the applicable Prospectus Supplement.

               RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for each of the years in the five year period ended January 31, 1998 and for the three months ended May 2, 1998 and May 3, 1997. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest of preferred stock dividends), and fixed charges consist of interest expense, capitalized interest and the interest portion of rent expense which is approximated at one-third of rent expense.

Three Months Ended                      Fiscal Year Ended

May  2,   May 3,        Jan. 31,  Feb. 1,  Feb.  3,  Jan. 28,  Jan. 29,
1998       1997           1998     1997      1996*     1995      1994

3.61       3.63           3.69     3.61      2.86      3.72      3.57
__________
*53 weeks

          RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                 AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for each of the years in the five year period ended January 31, 1998 and for the three months ended May 2, 1998 and May 3, 1997. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest) and preferred stock dividends, and fixed charges consist of interest expense, capitalized interest and the interest portion of rent expense which is approximated at one-third of rent expense.

Three Months Ended                Fiscal Year Ended

May  2,  May 3,        Jan. 31,  Feb. 1,  Feb.  3, Jan. 28,  Jan. 29,
 1998     1997           1998     1997      1996*    1995      1994

3.61     3.62            3.69     3.61       2.86    3.72      3.57
__________
*53 weeks

                 DESCRIPTION OF DEBT SECURITIES

     The Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under an Indenture dated as of May 15, 1988, as supplemented by a First Supplemental Indenture dated as of December 16, 1988, a Second Supplemental Indenture dated as of September 14, 1990, and a Third Supplemental Indenture to be entered into (the Indenture, as supplemented, being referred to herein as the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and, in the case of Debt Securities that will be subordinated debt, under a Subordinate Indenture to be entered into between the Company and
The  Chase  Manhattan  Bank, as Trustee (the   "Subordinated  Debt
Indenture"),  copies  of  which are  filed  as  exhibits  to  the
Registration   Statement.    The  Senior   Debt   Indenture   and
Subordinated Debt Indenture are sometimes hereinafter referred to
individually   as   an  "Indenture"  and  collectively   as   the
"Indentures."   The following summaries of certain provisions  of
the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular sections of, or terms
defined  in,  the Indentures are referred to, such   sections  or
defined terms are incorporated herein by reference.

GENERAL

     The Debt Securities will be either unsecured senior or subordinated obligations of the Company.

     Neither Indenture limits the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of any series need not be issued at the same time or bear interest at the same rate or mature on the same date.

     Reference is made to the Prospectus Supplement (the "Prospectus Supplement") relating to the Offered Debt Securities for the following terms thereof: (1) the title of the Offered Debt Securities; (2) classification as senior or subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Offered Debt Securities; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates per annum (or the method of calculating such rates) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (6) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Date for any interest payable on any Offered Debt Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a global Debt Security (a "Global Note") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (7) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of any such sinking funds; (8) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and other detailed terms and provisions of any such optional redemption; (9) the right of the Company to defease the Offered Debt Securities or certain covenants under the Indentures; (10) the currency or currencies, which may be a composite currency such as the European Currency Unit, of payment of principal of and premium, if any, and interest on the Offered Debt Securities, if other than U.S. dollars; (11) whether the Offered Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (12) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (13) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Securities; (14) any index used to determine the amount of payments of principal of and premium, if any, and interest on the Offered Debt Securities; and (15) any other terms of the Offered Debt Securities not inconsistent with the terms of the Indentures.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the corporate trust office of the Trustee in New York, New York, provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. Unless otherwise indicated in the Prospectus Supplement relating thereto, payment of any interest due on any Offered Debt Security will be made to the Person in whose name such Offered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Indentures, Sections 301, 305, 307 and 1002)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indentures, Sections 302 and 305)

     Debt Securities may be issued under either Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Original Issue Discount Securities.

SENIOR DEBT

     Debt   Securities that will constitute part  of  the  senior
debt   of  the  Company  will be issued  under  the  Senior  Debt
Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.
SUBORDINATED DEBT

     Debt   Securities  that  will   constitute  part   of    the
subordinated debt of the Company will be issued under the Subordinated Debt Indenture.

     Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the Debt Securities issued under the Subordinated Debt Indenture and any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Subordinated Debt Indenture, Section 1.01)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Subordinated Debt Indenture) or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section
5.01 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of Debt Securities issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities. (Subordinated Debt Indenture, Section 13.01) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF THE COMPANY

     Restrictions on Liens. The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "Mortgage" or "Mortgages") upon any Operating Property or Operating Asset of the Company or any Restricted Subsidiary, whether such assets are now owned or hereafter acquired, without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Debt Securities) shall be secured equally and ratably with such Indebtedness except that the foregoing restrictions shall not apply to (i) the giving, simultaneously with or within 180 days after the latest of May 15, 1988, or the acquisition or construction of such property, of a purchase money Mortgage on property acquired or constructed after May 15, 1988, or the acquisition after May 15, 1988, of property subject to any Mortgage which is limited to such property and which secures Indebtedness not in excess of the lesser of the cost or fair market value of such property, (ii) the giving by the Company or a Restricted Subsidiary of a Mortgage on real property which is the sole security for Indebtedness incurred within two years after the latest of May 15, 1988, the acquisition of the property or completion of the first substantial improvements thereon, provided that the Indebtedness does not exceed the lesser of the cost of the property and improvements or their fair market value and the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security, and (iii) Mortgages, or renewals thereof, existing on the date of the Senior Debt Indenture or on assets of a Restricted Subsidiary existing on the date it became a Subsidiary. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted above, and renew, extend or replace such Mortgages provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 5% of Consolidated Net Tangible Assets. (Senior Debt Indenture,
Section 1007) On May 15, 1988, no Operating Properties were subject to any liens.

     Restrictions on Sale and Leaseback Transactions. The Senior Debt Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Operating Property or Operating Asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (a "Sale and Leaseback Transaction") unless the net proceeds of such sale or transfer have been determined by the Company's Board of Directors to be at least equal to the fair value of such Operating Property or Operating Assets at the time of such sale and transfer and (i) within 180 days after the receipt of the proceeds of such sale and transfer, either the Company or any Restricted Subsidiary applies an amount equal to such net proceeds to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or such Restricted Subsidiary, or (ii) the Company or such Restricted Subsidiary would be entitled,  at  the time of the effective date  of  such  sale  or transfer, to incur indebtedness secured by a Mortgage on such Operating Property or Operating Assets in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Debt Securities pursuant to the "Restrictions on Liens" described above. The foregoing restriction  shall  not  apply to  (i)  any  Sale  and  Leaseback
Transaction for a term of not more than two years, including renewals, (ii) in the case of any Operating Property acquired or constructed subsequent to May 15, 1986, any Sale and Leaseback Transaction with respect thereto (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into within two years after the later of the acquisition of the property or completion of the first substantial improvements thereon and
(iii) any Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company or a wholly-owned Restricted Subsidiary. (Senior Debt Indenture, Section 1008)

     Exempted Debt. Notwithstanding the restrictions in the Senior Debt Indenture on (i) Mortgages and (ii) Sale and Leaseback Transactions, the Company or its Restricted Subsidiaries may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Mortgages, or enter into Sale and Leaseback Transactions, provided that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Mortgages plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 5% of Consolidated Net Tangible Assets (collectively, the "Exempted Debt"). (Senior Debt Indenture, Sections 1007(b) and 1008(b))

     No Special Protection in the Event of a Highly Leveraged Transaction. Unless otherwise indicated in the Prospectus Supplement relating thereto, the terms of the Offered Debt Securities will not afford the holders special protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

     Set forth below are certain significant terms which are defined in Section 101 of the Senior Debt Indenture:

     "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capitalized Lease Obligations" means obligations created pursuant to leases which are required to be shown on the liability side of a balance sheet in accordance with generally accepted accounting principles.

     "Consolidated" when used with respect to any of the terms defined in the Senior Debt Indenture, refers to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

     "Funded Debt" means indebtedness which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date, but, generally, shall not include obligations created pursuant to leases.

     "Indebtedness"   means,  generally,  all   obligations   for
borrowed  money,  including  obligations  secured  by  liens   on
property owned by a person whether or not such person is directly liable therefor.

     "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business of the Company or any Restricted Subsidiary.

     "Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet, (iii) Investments (less applicable reserves) in, or equity in the net assets of,
Non-Restricted Subsidiaries in excess of the amount of such Investments and equity in net assets on January 30, 1988, and
(iv) capitalized property rights created pursuant to Capitalized Lease Obligations. As of January 30, 1988, the amount of Investments in, or equity in the net assets of, Non-Restricted Subsidiaries totaled approximately $308,320,000.

     "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Restricted Subsidiary.

     "Operating Property" means all real property and improvements thereon owned by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

     "Restricted Subsidiaries" means all Subsidiaries other than Non-Restricted Subsidiaries. "Non-Restricted Subsidiaries" means
(i) any Subsidiary so designated by the Board of Directors of the Company in accordance with the Indenture, and (ii) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more Non-Restricted
Subsidiaries. The Senior Debt Indenture provides that the Company's Board of Directors may change the designations of Restricted Subsidiaries and Non-Restricted Subsidiaries. (Senior Debt Indenture, Section 1009) Initially the Company will have no Restricted Subsidiaries.

     "Senior Funded Debt" means all Funded Debt of the Company or
any  person  (except  Funded  Debt,  the  payment  of  which   is
subordinated to the payment of the Debt Securities).

     "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

MERGER AND CONSOLIDATION

     Each Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, provided that in any such case (i) the successor corporation shall be a domestic corporation and such corporation shall assume by a supplemental indenture the Company's obligations under such Indenture and the Debt Securities, (ii) immediately after such transaction, no Event of Default shall have happened and be continuing, and (iii) if as a result of any such merger, consolidation, or such conveyance, transfer or lease an Operating Property of the Company would become subject to a Mortgage which would not be permitted under "Restrictions on Liens" described above, the senior Debt Securities would be secured, equally and ratably with (or prior to) all indebtedness so secured. Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under each Indenture and the Debt Securities. (Indentures, Sections 801 and 802)

EVENTS OF DEFAULT

     The following will be Events of Default under each Indenture with respect to Debt Securities of any series: (a) default in payment of principal of or premium, if any, on any Debt Security of that series when due; (b) default in payment of any interest on any Debt Security of that series when due, continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in such Indenture specifically dealt with or which has been included in such Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in such Indenture; (e) if so specified in the Prospectus Supplement accompanying this
Prospectus  that  this  clause  (e)  shall  apply  to  the   Debt
Securities  of  that  series (and set  forth  in  the  Prospectus
Supplement relating to the Debt Securities of that series), acceleration of any indebtedness for money borrowed by the Company under the terms of the instrument under which such indebtedness is issued or secured in an aggregate principal amount exceeding $20 million, if such acceleration is not discharged within 10 days after written notice as provided in such Indenture, or failure by the Company to pay any such indebtedness at the later of final maturity or upon expiration of any applicable period of grace with respect to such principal amount, and such failure to pay shall not have been cured by the Company within 30 days after such failure; (f) bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under such Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Indentures, Section 501)

     If an Event of Default (other than an Event of Default specified in clause (f) above) with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in such Indenture. (Indentures,
Section 502) For information as to waiver of defaults, see "Modification and Waiver" herein. Reference is made to the
Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. If an Event of Default specified in clause (f) above occurs, the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, each Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security and indemnity. (Indentures, Sections 601 and 603) Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indentures, Section 512)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to either Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indentures, Section 507) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indentures, Section 508)

     Each Indenture requires the Company to furnish to the Trustee annually a statement as to compliance with such Indenture. (Indentures, Section 1011) Each Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal, any premium, interest or any sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Indentures, Section 602)

MODIFICATION AND WAIVER

     Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or any interest on, any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (c) change the place or currency of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the stated maturity date, or
(e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture, for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults. (Indentures, Section 902)

     The Holders of 66-2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Indentures, Section 1012) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Indentures, Section 513)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Debt Securities issued thereunder without the written consent of each holder of Senior Indebtedness (as defined therein) then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture,
Section 8.06)

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN
CERTAIN CIRCUMSTANCES

     Defeasance and Discharge. Each Indenture provides that the Board of Directors of the Company may provide by resolution that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined), which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. Such discharge may only occur if (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof (Indentures, Section 403), and (ii) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that would prevent the Company from making payments of principal of (and premium, if any) and interest on the Debt Securities issued pursuant to the Subordinated Debt Indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Debt Securities Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness (as defined for purposes of the Subordinated Debt Indenture) and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the relevant Debt Securities Trustee and the holders of such Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

     Defeasance of Certain Covenants. Each Indenture provides that the Board of Directors of the Company may by resolution provide that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with certain restrictive covenants described in Sections 1007 through 1009 of the Indentures. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. (Indentures, Section 1010)

     Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of an Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

     The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

CONCERNING THE TRUSTEE

     The Chase Manhattan Bank (formerly known as Chemical Bank) ("Chase") is the Trustee under the Senior Debt Indenture and will be the Trustee under and is also the trustee under prior indentures between the Company and Chase. Chase maintains normal banking relations with the Company, including participating in and acting as Agent for a credit agreement for the Company and Dillard Investment Co., Inc., a wholly owned subsidiary of the Company ("DIC"). Chase also is the trustee under indentures between DIC and Chase.

GOVERNING LAW

     The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New
York.

                  DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock is qualified in its entirety by the provisions of the Company's Restated Certificate of Incorporation, as amended, which is an exhibit to the registration statement of which this Prospectus is a part.

GENERAL

     The authorized capital stock of the Company consists of 5,000 shares of 5% Cumulative Preferred Stock (the "5% Preferred Stock"), par value $100 per share; 289,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); 11,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and 10,000,000 shares of Additional Preferred Stock, par value $.01 per share (the "Additional Preferred Stock"). At July 14, 1998, 4,400 shares of the authorized 5% Preferred Stock were issued and outstanding, 102,797,508 shares of the authorized Class A Common Stock were issued and outstanding, 4,016,929 shares of the Class B Common Stock were issued and outstanding, and no shares of Additional Preferred Stock were issued and outstanding.

VOTING RIGHTS

     The holders of the Class A and the Class B Common Stock have the right to one vote per share upon all matters which may come before stockholders' meetings, except that the holders of Class A Common Stock are empowered as a class to elect one-third of the members of the Board of Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the members of the Board of Directors. The entire Board of Directors is elected annually.

     The affirmative vote of the holders of four-fifths of both the Class A and Class B Common Stock considered as one class is required (i) for the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation,
(ii) to authorize the sale, lease or exchange of all or substantially all of the assets of the Company, or any sale, lease or exchange of assets to the Company or any subsidiary of the Company in exchange for securities of the Company, or (iii) to authorize the dissolution or liquidation of the Company. Such vote, however, is not required (i) if the Board of Directors shall have approved a memorandum of understanding with respect to such transaction, or (ii) in the event of a merger or consolidation of the Company with, or any sale, lease or exchange to the Company or any subsidiary of any of the assets of, any corporation of which a majority of the outstanding voting securities is owned of record or beneficially by the Company and its subsidiaries.

     Since holders of Class A and Class B Common Stock do not have cumulative voting rights, holders of more than 50% of the Class A Common Stock voting for the election of Directors can elect one- third of the Board of Directors and the holders of more than 50% of the Class B Common Stock voting for the election of Directors can elect two-thirds of the Board of Directors. In such event, holders of the remaining shares voting for the election of the Directors will be unable to elect Directors. W.D. Company, Inc. ("W.D. Company") owns 99.2% of the Company's Class B Common Stock and can therefore elect two-thirds of the Company's Board of Directors. William Dillard, Chairman of the Board of Directors of the Company, William Dillard II, Chief
Executive  Officer, Alex Dillard, President,  and  Mike  Dillard,
Executive Vice President, are directors and officers of W.D. Company and own 21.3%, 25.1%, 23.3% and 22.0%, respectively, of the outstanding voting stock of W.D. Company.

     The holders of the 5% Preferred Stock have no voting rights, except as provided by Section 242 of the Delaware General Corporation Law, which states that the holders of the outstanding shares of any class of capital stock shall be entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (subject to certain conditions), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

     The Company's Restated Certificate of Incorporation, as amended, authorizes the Board of Directors to fix by resolution the designations, preferences, and relative rights, qualifications and limitations, of shares of Additional Preferred Stock, including, among other things, (a) the number of shares and the distinctive designation of each series, if any, and whether the shares of any series would rank prior to, junior to, or on a parity with, the shares of another series; (b) the dividend rate, conditions and preferences over the Company's Common Stock, if any, and the date on which any dividends would be declared and paid; (c) whether, and to what extent, the holders would have voting rights in addition to those prescribed by statute; (d) whether, and upon what terms, the shares would be convertible into or exchangeable for other securities; (e) whether, and upon what terms, the shares would be redeemable; (f) whether or not a sinking fund would be provided for the
redemption  of  the  securities,  and,  if  so,  the  terms   and
conditions thereof; and (g) preference, if any, to which the class or series thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company.

CONVERSION AND PRE-EMPTIVE RIGHTS

     Shares of Class B Common Stock are convertible at any time at the option of any holder thereof into shares of Class A Common Stock at the rate of one share of Class B Common Stock for one share of Class A Common Stock. Under Delaware law and the Company's Restated Certificate of Incorporation, no holder of capital stock has pre-emptive rights.

DIVIDENDS

     Holders of 5% Preferred Stock are entitled to receive dividends at the rate of 5% per annum, payable February 1 and August 1 of each year, before any dividends may be paid on Class A and Class B Common Stock. Dividends on the 5% Preferred Stock shall be cumulative from year to year if not paid and all accrued and unpaid dividends must be paid on the 5% Preferred Stock before any dividends may be paid upon the Common Stock in any year. Holders of Class A and Class B Common Stock are entitled to receive equally, share for share, any dividends which may be declared upon Common Stock. No dividend may be declared on Common Stock of either class unless a similar dividend is declared on Common Stock of the other class. However, in the case of dividends in stock of the Company or stock splits, holders of each class of Common Stock are entitled to receive only shares of the same class.

LIQUIDATION AND REDEMPTION RIGHTS

     Upon  final  liquidation  of  the  Company,  holders  of  5%
Preferred Stock are entitled to receive $100 per share plus accrued dividends before any distribution to holders of Common Stock, and holders of Common Stock are entitled to share equally, share for share, in the distribution of the remaining assets of the Company. The Company may redeem all or any part of the 5% Preferred Stock at par value plus accrued dividends at any time. The Common Stock is not subject to redemption.

OTHER

     All outstanding shares of the Company's capital stock are fully paid and nonassessable.

     The  transfer  agent and registrar for the  Class  A  Common
Stock is ChaseMellon, Ridgefield Park, New Jersey.

           DESCRIPTION OF CAPITAL SECURITIES

     Each Issuer Trust will issue only one series of Capital Securities and one series of Common Securities. The Trust Agreement for each Issuer Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Capital Securities will have such terms and will be subject to such conditions as shall be set forth in the Trust Agreement or made a part thereof by the Trust Indenture Act. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of a Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

     The Capital Securities will represent preferred undivided beneficial interests in the assets of the applicable Issuer Trust. The only assets of an Issuer Trust, and its only source of its revenues, will be the Debt Securities purchased by such Issuer Trust with the proceeds from the issuance of its Trust Securities. Accordingly, Distributions and other payment dates for such Trust Securities will correspond with the interest and other payment dates for such Debt Securities. See "Description of Debt Securities" in this Prospectus and in the applicable Prospectus Supplement for a description of such Debt Securities. If the Company does not make payments on such Debt Securities in accordance with their terms, such Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Trust Securities issued by such Issuer Trust in accordance with their terms. The Capital Securities issued by an Issuer Trust will rank pari passu, and payments thereon will be made thereon pro rata, with the Common Securities issued by such Issuer Trust except as described below under "--Subordination of Common Securities" and in the applicable Prospectus Supplement. Capital Securities will be fully and unconditionally guaranteed by the Company, to the extent described herein under "Description of Guarantees" and in the applicable Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Capital Securities offered hereby and thereby (to the extent such terms are applicable to such Capital Securities):
(i) the specific designation, stated amount per Capital Security (the "Liquidation Amount"), number to be issued by the applicable Issuer Trust and purchase price; (ii) the currency or units based on or relating to currencies in which Distributions and other payments thereon will or may be payable; (iii) the Distribution rate or rates (or the method by which such rate or rates will be determined), if any; (iv) the date or dates on which any such Distributions will be payable; (v) any
provisions  relating  to  deferral   of  Distribution   payments;
(vi) the place or places where Distributions and other amounts payable on such Capital Securities will be payable;
(vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) the voting rights, if any, of holders of such Capital Securities; (ix) the terms and conditions, if any, upon which the assets of such Issuer Trust may be distributed to holders of such Capital Securities; (x) any applicable United States federal income tax consequences; and (xi) any other specific terms of such Capital Securities.

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, unless otherwise specified in the applicable Prospectus Supplement. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four, unless otherwise specified in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and other amounts payable under the Capital Securities and Common Securities issued by an Issuer Trust shall be made pro rata based on the Liquidation
Amount of such Capital Securities and Common Securities. However, unless otherwise provided in the applicable Prospectus Supplement, if on any date on which Distributions or other amounts are payable with respect to such Capital Securities and Common Securities, an "Event of Default" with respect to the Debt Securities owned by such Issuer Trust (a "Debenture Event of Default") has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of such Debt Securities when due, no payment of any Distribution on or other amounts payable under such Common Securities shall be made unless payment in full in cash of all accumulated amounts then due and payable with respect to all of such Issuer Trust's outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, and all other amounts with respect to, Capital Securities then due and payable.

     In the case of any Capital Securities Event of Default (as defined below) resulting from a Debenture Event of
Default, the holders of the applicable Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Capital Securities Event of Default under the applicable Trust Agreement until the effects of such Debenture Event of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Capital Securities Events of Default; Notice" and "Description of Debt Securities--Events of Default." Until all such Capital Securities Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital
Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on Capital Securities in the event of any liquidation of an Issuer Trust will be the stated amount per Capital Security or such other amount as specified in the applicable Prospectus Supplement plus accumulated and unpaid Distributions, which, if specified in the applicable Prospectus Supplement, may be in the form of a distribution of the Debt Securities owned by such Issuer Trust.

     The holders of all the outstanding Common Securities of an Issuer Trust will have the right at any time to dissolve such Issuer Trust and, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, cause the Debt Securities owned by such Issuer Trust to be distributed to the holders of the Capital Securities and Common Securities in liquidation of such Issuer Trust as described in the applicable Prospectus Supplement. Other terms for the dissolution of an Issuer Trust and the distribution or liquidation of its assets to holders of Trust Securities will be set forth in the applicable Prospectus Supplement.

CAPITAL SECURITIES EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under a Trust Agreement (a "Capital Securities Event of Default") with respect to the Capital Securities issued pursuant thereto (whatever the reason for such Capital Securities Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any
order,    rule    or  regulation   of   any   administrative   or
governmental body):

      (i) the occurrence of an Event of Default with respect to the Debt Securities in which the proceeds of the Capital Securities have been invested (a "Debenture Event of Default") (see "Description of Debt Securities--Events of Default" and the applicable Prospectus Supplement); or

       (ii)   default  by  the applicable  Issuer  Trust  or  the
Property  Trustee in  the  payment of any Distribution   on  such
Capital   Securities  when  it  becomes   due  and  payable,  and
continuation of such default for a period of 30 days; or

       (iii) default by an Issuer Trust or the Property Trustee in the payment of any redemption price of any Trust Security issued pursuant to such Trust Agreement when it becomes due and payable; or

       (iv)   default  in  the performance,  or  breach,  in  any
material respect, of any covenant or warranty of the applicable Issuer Trustees (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of such Capital Securities outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the applicable Trust Agreement; or

       (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

     Within  ten  Business  Days after   the  occurrence  of  any
Capital Securities Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the applicable
Trust Securities and the Administrators, unless such Capital Securities Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by an Issuer Trust when due, the Capital Securities issued by such
Issuer Trust will have a preference over the Common Securities issued by such Issuer Trust with respect to payments of any amounts in respect of such Capital Securities as described above. See "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without
cause.    If an  Issuer  Trustee is  removed  by the  holders  of
the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital
Securities or Common Securities or another Issuer Trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national- or state-chartered bank, and at the time of appointment have capital and surplus of at least
$50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which an Issuer Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under each Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS,  CONSOLIDATIONS, AMALGAMATIONS OR  REPLACEMENTS  OF  THE
ISSUER TRUSTS

     An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of its outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Issuer Trust's Capital Securities or (b) substitutes for the Issuer Trust's Capital Securities other securities having substantially the same terms as the Issuer Trust's Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Issuer Trust's Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the corresponding Debt
Securities,      (iii)       such     merger,      consolidation,
amalgamation, replacement, conveyance, transfer or lease does not cause the Issuer Trust's Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and
(vii) the Company or any permitted successor or assignee owns, directly or indirectly, all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Issuer Trust's Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENTS

     Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to
ensure  that   the   Issuer  Trust  will  not  be   required   to
register as an "investment company" under the Investment Company Act, and any such amendments of such Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, a Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Debt Securities are held by an Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debt Securities, (ii) waive any past default that may be waived under Section 5.10 of such applicable Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal amount of such Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under such Indenture would require the consent of each holder of such Debt Securities affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of such Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of such Capital Securities except by subsequent vote of the holders of Capital Securities issued by such Issuer Trust. The Property Trustee will notify each holder of such Capital Securities of any notice of default with respect to such Debt Securities. In addition to obtaining the foregoing approvals of the holders of such Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Capital Securities will
be  required   to  redeem   and  cancel   Capital  Securities  in
accordance with  the applicable  Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In connection with the Debt Securities owned by an Issuer Trust, the Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities issued by such Issuer Trust) and all costs and expenses of such Issuer Trust (including costs and expenses relating to the organization of such Issuer Trust, the fees and expenses of the Issuer Trustees for such Issuer Trust and the costs and expenses relating to the operation of such Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such Issuer Trust might become subject. The foregoing obligations of the Company under the Debt Securities owned by an Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against such Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by an Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

PAYMENT AND PAYING AGENCY

     The applicable Prospectus Supplement will specify the manner in which payments in respect of the Capital Securities will be made. The paying agent (the "Paying Agent") for
Capital Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless   otherwise  specified in the  applicable  Prospectus
Supplement,  the   Property  Trustee will act  as  registrar  and
transfer agent for  the Capital  Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Capital Securities Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Capital Securities Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of
the  powers  vested in it by the applicable Trust  Agreement   at
the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For  information concerning  the relationship   between  the
Property Trustee  and  the  Company,  see "Description  of   Debt
Securities--Concerning the Trustee."

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that the Issuer Trusts will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Debt Securities owned by the Issuer Trusts will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trusts may not borrow money or issue debt or mortgage or pledge any of their assets.

GOVERNING LAW

     Each  Trust   Agreement will  be governed by  and  construed
in accordance  with the laws of the State of Delaware.

                   GLOBAL SECURITIES

     The registered Debt Securities and Capital Securities of any series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depository (a "Depository") or with a nominee for a Depository identified in the Prospectus Supplement relating to such series and registered in the name of such Depository or nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered Securities of the series to be represented by such Registered Global Securities. Unless and until it is exchanged in whole for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     The specific terms of the depository arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depository for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depository for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for such Registered Global Security (with respect to
interests    of   participants)   and   on    the   records    of
participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So   long  as   the   Depository for  a  Registered   Global
Security,   or  its  nominee, is  the registered  owner  of  such
Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the applicable Indenture or Trust Agreement. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or Trust Agreement. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depository for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or Trust Agreement. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a
holder  is  entitled  to  give  or  take  under  the   applicable
Indenture   or   Trust   Agreement,  the  Depository   for   such
Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities, and any payments to holders with respect to Capital Securities, represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Debt Securities Trustees, the Issuer Trustees or any other agent of the Company, agent of the applicable Issuer Trust or agent of any such Trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company and the Issuer Trusts expect that the Depository for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities to holders in respect of such Registered Global Security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depository. The Company and the Issuer Trusts also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depository for any Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company or the applicable Issuer Trust, as the case may be, within 90 days, the Company or the applicable Issuer Trust, as the case may be, will issue such Securities in definitive form in exchange for such Registered Global
Security. In addition, the Company or the applicable Issuer Trust, as the case may be, may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depository shall instruct the relevant Trustee or other relevant agent of the Company, the applicable Issuer Trust or such Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in such Registered Global Security.

               DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities.

GENERAL

     Pursuant to a Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the extent set forth therein, the Guarantee Payments (as defined
below)   to  the  holders  of  the  Capital  Securities   covered
by such Guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust that issued such Capital Securities may have or assert other than the defense of payment. The following payments with respect to Capital Securities, to the extent not paid by or on behalf of the Issuer Trust that issued such Capital Securities (the "Guarantee Payments"), will be subject to the Guarantee thereon:
(i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, if any, (ii) the redemption price with respect to any Capital Securities called for redemption, including all accumulated and unpaid Distributions thereon (the "Redemption Price"), to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Issuer Trust (unless the Debt Securities owned by such Issuer Trust are distributed to holders of such Capital Securities in accordance with the terms thereof), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of such Issuer Trust. The Company's obligation to make a
Guarantee  Payment  may be satisfied by direct   payment  of  the
required amounts by the Company to the holders of the Capital Securities or by causing the applicable Issuer Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee of the related Issuer Trust's obligations under the Capital Securities covered thereby, but will apply only to the extent that such Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Debt Securities owned by an Issuer Trust, such Issuer Trust will not be able to pay any amounts payable in respect of its Capital Securities and will not have funds legally available therefor and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Each Guarantee will have the same ranking as the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby. See "--Status of the Guarantees." No Guarantee will limit the incurrence or issuance of other secured or unsecured debt of the Company.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank pari passu in right of payment with the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby.

     Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or, if applicable, distribution to the holders of the Capital Securities of the Debt Securities owned by such Issuer Trust.

AMENDMENTS AND ASSIGNMENT

     Except   with   respect  to   any  changes  which   do   not
materially adversely affect the rights of holders of the Capital Securities issued by an Issuer Trust (in which case no vote will be required), the Guarantee that covers such Capital Securities may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such Capital Securities outstanding. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreements" and in the applicable
Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the
Company and shall inure to the benefit of the holders of the covered Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee thereon without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the Capital Securities covered thereby unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For   information concerning  the relationship  between  the
Guarantee  Trustee  and  the Company,  see  "Description of  Debt
Securities--Concerning the Trustee."

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities covered thereby, upon full payment of the amounts payable with respect to such Capital Securities upon liquidation of the related Issuer Trust or upon distribution of the Debt Securities owned by such Issuer Trust to the holders of such Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of such Capital Securities must repay any sums with respect to such Capital Securities or such Guarantee.

GOVERNING LAW

     Each  Guarantee  will  be  governed  by  and   construed  in
accordance with the  laws of the State of New York.

               PLAN OF DISTRIBUTION

     The  Company may  sell Debt Securities and Equity Securities
and   an  Issuer  Trust may  sell the  Capital Securities   being
offered hereby in three ways: (i) through agents, (ii) through underwriters and (iii) through dealers.

     Offers to purchase Securities may be solicited by agents designated by the Company and/or an Issuer Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the
Securities   Act,  involved  in  the  offer   or   sale  of   the
Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis.

     If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will enter into an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will sell such
Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     In order to facilitate the offering of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     If   so  indicated   in  the   Prospectus  Supplement,   the
Company and/or an Issuer Trust, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Any  underwriter,  agent or  dealer utilized in  the initial
offering  of  Securities  will  not confirm  sales  to   accounts
over which it exercises discretionary authority without the prior specific written approval of its customer.

                     VALIDITY OF SECURITIES

     The validity of the Capital Securities will be passed on for the Issuer Trusts by Richards, Layton & Finger, P.A. The
validity of the Equity Securities, the Debt Securities and the Guarantees will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. William H. Sutton and Paul B. Benham III, partners in Friday, Eldredge & Clark, beneficially own 4,000 and 2,000 shares, respectively, of the Company's Class A Common Stock either directly or indirectly through segregated accounts in a retirement plan maintained by the law firm. Additionally, Mr. Sutton is a director of the Company. Simpson Thacher & Bartlett from time to time acts as counsel in various matters for the Company.

                            EXPERTS

     The consolidated financial statements incorporated by reference in this prospectus and the related financial statement schedules incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this registration statement (which express an unqualified opinion and include an explanatory paragraph relating to a change in accounting for the impairment of long-lived assets and for long-lived assets to be disposed of), and have been so included in reliance upon the reports of such firm given upon their authority
as   experts   in  accounting  and  auditing.

   The consolidated financial statements of Mercantile Stores Company, Inc. which are incorporated by reference in this Prospectus
have been audited by Arthur   Andersen  LLP,  independent  public
accountants,   as indicated in their report with respect thereto, and
are included herein in reliance upon the authority of said firm as experts in giving said report.


                            PART II
           INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The  estimated expenses in connection with the issuance  and
distribution  of the  securities being  registered,  other   than
underwriting  compensation,  are:

     Securities and Exchange Commission Registration Fee .$ 590,000
     Printing and Engraving Expenses . . . . . . . .   .   . 20,000
     Legal Fees and Expenses . . . . . . . . . . . . ..     150,000
     Accounting Fees and Expenses  . . . . . . . . . . . .   40,000
     Trustee Fees and Expenses . . . . . . . . . . . .       30,000
     Rating Agency Fees and Expenses . . . . . . . . .       35,000
     Blue Sky Fees and Expenses . . . . . . . . . . . .  .   20,000
     Miscellaneous . . . . . . . . . . . . . . . . . . .     15,000
------------
         Total . . . . . . . . . . . . . . . . . . . .. . .$900,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article NINTH,
Section  7  of  the  Company's Certificate of  Incorporation  and
Article III, Section 5 of the Company's By-Laws provide for indemnification of the directors and officers of the Company against certain liabilities.

ITEM 16. EXHIBITS.

     Number                        Description

        **1-a       Form   of  Underwriting  Agreement
                    Standard  Provisions for  Equity  Securities,
                    Debt  Securities  and  Capital Securities.
          1-b       Agency  Agreement (to be filed  on Form 8-K)
         *4-a       Restated     Certificate     of
                    Incorporation,  as amended (previously  filed
                    as  an exhibit to Dillard's, Inc.'s Form 10-Q
                    for the quarter ended May 3, 1997 in 1-6140).
         *4-b       Bylaws  as  currently  in  effect
                    (previously filed as an exhibit to Dillard's,
                    Inc.'s  Form 10-K for the fiscal  year  ended
                    January 30, 1993).
          4-c       Certificate of Trust of  Dillard's Capital Trust I.
          4-d       Certificate of Trust of  Dillard's Capital Trust II.
          4-e       Certificate of Trust of  Dillard's Capital Trust III.
          4-f       Certificate of Trust of  Dillard's Capital Trust IV.
          4-g       Certificate of Trust of  Dillard's Capital Trust V.
          4-h       Trust Agreement of Dillard's Capital Trust I.
          4-i       Trust Agreement of Dillard's Capital Trust II.
          4-j       Trust Agreement of Dillard's Capital Trust III.
          4-k       Trust Agreement of Dillard's Capital Trust IV.
          4-l       Trust Agreement of Dillard's Capital Trust V.
        **4-m       Form of Amended and  Restated Trust
                    Agreement to  be used in connection with  the
                    issuance of the Capital Securities.
         *4-n       Indenture dated as of May 15, 1988,
                    between  the Company and The Chase  Manhattan
                    Bank   (formerly  known  as  Chemical  Bank),
                    Trustee  (previously filed as an  exhibit  to
                    Dillard's,  Inc.'s Registration Statement  on
                    Form S-3, Registration No. 33-21671).
         *4-o       First Supplemental Indenture dated
                    as  of December 16, 1988, between the Company
                    and  The Chase Manhattan Bank (formerly known
                    as  Chemical Bank), Trustee (previously filed
                    as    an   exhibit   to   Dillard's, Inc.'s
                    Registration   Statement   on    Form    S-3,
                    Registration No. 33-25114).
        *4-p        Second Supplemental Indenture dated
                    as of September 14, 1990, between the Company
                    and  The Chase Manhattan Bank (formerly known
                    as  Chemical Bank), Trustee (previously filed
                    as  an  exhibit to Dillard's, Inc.'s  Current
                    Report  on Form 8-K dated September 26,  1990
                    in 1-6140).
       **4-q        Form   of   Third   Supplemental
                    Indenture  between the Company and The  Chase
                    Manhattan Bank.
       **4-r        Form  of  Subordinated  Indenture
                    between  the Company and The Chase  Manhattan
                    Bank, Trustee,  to be used in connection with
                    the  issuance of the Subordinated  Debentures
                    and the Capital Securities.
       **4-s        Form of Capital Security (included
                    in Exhibit 4-k).
       **4-t        Form of Subordinated Debenture.
       **4-u        Form   of   Capital   Securities
                    Guarantee.
         5-a        Opinion  of  Friday,  Eldredge  &  Clark.
       **5-b        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust I.
       **5-c        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust II.
       **5-d        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust III.
       **5-e        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust IV.
       **5-f        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust V.
       **8          Tax  Opinion  of  Simpson  Thacher  & Bartlett.
        *12-a       Statement regarding computation of
                    ratio  of  earnings to fixed charges  of  the
                    Company  (previously filed as an  exhibit  to
                    Dillard's,  Inc.'s Form 10-Q for the  quarter
                    ended May 2, 1998 in 1-6140).
         12-b       Statement      regarding
                    computation  of  ratio of earnings  to  fixed
                    charges and preferred stock dividends.
         23-a       Consent of Deloitte & Touche LLP.
         23-b       Consent of Arthur Andersen LLP
         23-c       Consent   of   Friday, Eldredge & Clark
                    (included in Exhibit 5-a).
         23-d       Consents  of  Richards, Layton  &  Finger, P.A.
                    (included in Exhibits  5-b to 5-f).
         23-e       Consent  of  Simpson  Thacher   & Bartlett
                    (included in Exhibit 8).
         24         Powers of Attorney for the Company.
       **25-a       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Senior Debt Indenture
        **25-b      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Subordinated Debt Indenture.
        **25-c      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust I.
        **25-d      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust II.
        **25-e      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust III.
        **25-f      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust IV.
        **25-g      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust V.
        **25-h      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust I.
       **25-i       Statement of Eligibility   of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust II.
        **25-j      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust III.
        **25-k      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust IV.
        **25-l      Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust V.
------------------------------
 *Incorporated herein by reference as indicated.
**To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     a.   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for  the  purpose  of determining  any  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)    To   remove  from  registration  by   means    of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the
registration  statement   shall  be   deemed   to   be    a   new
registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is,
therefore,   unenforceable.  In  the  event  that  a   claim  for
indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.
     d.    The   undersigned  registrants  hereby  undertake   to
provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     e.   The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Little Rock, Arkansas, on this 15th day of July, 1998.

                              DILLARD'S, INC.


                              By: /s/ James I. Freeman
                                   James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 15th day of July, 1998.

       *                 Chairman of the Board and Director
(William Dillard)


       *                 Director
(Calvin N. Clyde, Jr.)


       *                 Director
(Robert C. Connor)


       *                 Director
(Drue Corbusier)


       *                 Director
(Will D. Davis)

       *                 President and Director
(Alex Dillard)

       *                 Executive Vice President and Director
(Mike Dillard)


       *                  Chief Executive Officer and Director
(William Dillard  II)       (Principal  Executive Officer)


/s/  James  I. Freeman    Senior Vice President, Chief
(James I. Freeman)                 Financial Officer and Director
                                  (Principal Financial and
                                   Accounting Officer)

       *                  Director
(John Paul Hammerschmidt)


       *                  Director
(William B. Harrison, Jr.)


       *                  Director
(John H. Johnson)


       *                  Director
(E. Ray Kemp, Jr.)


       *                  Director
(Jackson T. Stephens)


       *                  Director
(William H. Sutton)


*By:  /s/ James I. Freeman
     James I. Freeman
     (Attorney-in-Fact)
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dillard's Capital Trust I, Dillard's Capital Trust II, Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, Arkansas this 15th day of July, 1998.

                          DILLARD'S CAPITAL TRUST I

                              By: Dillard's, Inc.

                              By:      /s/ James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer

                              DILLARD'S CAPITAL TRUST II

                              By: Dillard's, Inc.

                              By:      /s/ James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer

                              DILLARD'S CAPITAL TRUST III

                              By: Dillard's, Inc.

                              By:      /s/ James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer

                              DILLARD'S CAPITAL TRUST IV

                              By: Dillard's, Inc.

                              By:      /s/ James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer

                              DILLARD'S CAPITAL TRUST V

                              By: Dillard's, Inc.

                              By:      /s/ James I. Freeman
                                   Senior Vice President and
                                   Chief Financial Officer


                         EXHIBIT INDEX

     Number                        Description


        **1-a       Form   of  Underwriting  Agreement
                    Standard  Provisions for  Equity  Securities,
                    Debt  Securities  and  Capital Securities.
          1-b       Agency  Agreement (to be filed  on
                    Form 8-K)
         *4-a       Restated     Certificate     of
                    Incorporation,  as amended (previously  filed
                    as  an exhibit to Dillard's, Inc.'s Form 10-Q
                    for the quarter ended May 3, 1997 in 1-6140).
         *4-b       Bylaws  as  currently  in  effect
                    (previously filed as an exhibit to Dillard's,
                    Inc.'s  Form 10-K for the fiscal  year  ended
                    January 30, 1993).
         4-c        Certificate of Trust of  Dillard's Capital Trust I.
         4-d        Certificate of Trust of  Dillard's Capital Trust II.
         4-e        Certificate of Trust of  Dillard's Capital Trust III.
         4-f        Certificate of Trust of  Dillard's Capital Trust IV.
         4-g        Certificate of Trust of  Dillard's Capital Trust V.
         4-h        Trust   Agreement  of   Dillard's  Capital Trust I.
         4-i        Trust   Agreement  of   Dillard's  Capital Trust II.
         4-j        Trust   Agreement  of   Dillard's  Capital Trust III.
         4-k        Trust   Agreement  of   Dillard's  Capital Trust IV.
         4-l        Trust   Agreement  of   Dillard's  Capital Trust V.
       **4-m        Form of Amended and  Restated Trust
                    Agreement to  be used in connection with  the
                    issuance of the Capital Securities.
        *4-n        Indenture dated as of May 15, 1988,
                    between  the Company and The Chase  Manhattan
                    Bank   (formerly  known  as  Chemical  Bank),
                    Trustee  (previously filed as an  exhibit  to
                    Dillard's,  Inc.'s Registration Statement  on
                    Form S-3, Registration No. 33-21671).
        *4-o        First Supplemental Indenture dated
                    as  of December 16, 1988, between the Company
                    and  The Chase Manhattan Bank (formerly known
                    as  Chemical Bank), Trustee (previously filed
                    as    an   exhibit   to   Dillard's,   Inc.'s
                    Registration   Statement   on    Form    S-3,
                    Registration No. 33-25114).
        *4-p        Second Supplemental Indenture dated
                    as of September 14, 1990, between the Company
                    and  The Chase Manhattan Bank (formerly known
                    as  Chemical Bank), Trustee (previously filed
                    as  an  exhibit to Dillard's, Inc.'s  Current
                    Report  on Form 8-K dated September 26,  1990
                    in 1-6140).
       **4-q        Form   of   Third   Supplemental
                    Indenture  between the Company and The  Chase
                    Manhattan Bank.
       **4-r        Form  of  Subordinated  Indenture
                    between  the Company and The Chase  Manhattan
                    Bank, Trustee,  to be used in connection with
                    the  issuance of the Subordinated  Debentures
                    and the Capital Securities.
       **4-s        Form of Capital Security (included in Exhibit 4-k).
       **4-t        Form of Subordinated Debenture.
       **4-u        Form   of   Capital   Securities Guarantee.
         5-a        Opinion  of  Friday,  Eldredge  &  Clark.
       **5-b        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust I.
       **5-c        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust II.
       **5-d        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust III.
       **5-e        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust IV.
       **5-f        Opinion  of  Richards,  Layton  &
                    Finger,   P.A.  with  respect  to   Dillard's
                    Capital Trust V.
       **8          Tax  Opinion  of  Simpson  Thacher  & Bartlett.
        *12-a       Statement regarding computation of
                    ratio  of  earnings to fixed charges  of  the
                    Company  (previously filed as an  exhibit  to
                    Dillard's,  Inc.'s Form 10-Q for the  quarter
                    ended May 2, 1998 in 1-6140).
         12-b       Statement      regarding
                    computation  of  ratio of earnings  to  fixed
                    charges and preferred stock dividends.
         23-a       Consent of Deloitte & Touche LLP.
         23-b       Consent of Arthur Andersen LLP
         23-c       Consent   of   Friday, Eldredge & Clark
                    (included in Exhibit 5-a).
         23-d       Consents  of  Richards, Layton  &  Finger, P.A.
                    (included in Exhibits 5-b to 5-f).
         23-e       Consent  of  Simpson  Thacher   &
                    Bartlett (included in Exhibit 8).
         24         Powers of Attorney for the Company.
       **25-a       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Senior Debt Indenture
       **25-b       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Subordinated Debt Indenture.
       **25-c       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust I.
       **25-d       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust II.
       **25-e       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust III.
       **25-f       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust IV.
       **25-g       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Amended  and  Restated  Trust  Agreement   of
                    Dillard's Capital Trust V.
       **25-h       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust I.
       **25-i       Statement of Eligibility   of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust II.
       **25-j       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust III.
       **25-k       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee  under   the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust IV.
       **25-l       Statement  of Eligibility  of  The
                    Chase  Manhattan  Bank,  Trustee   under  the
                    Capital  Securities Guarantee  of  Dillard's,
                    Inc.  with  respect to the Capital Securities
                    of Dillard's Capital Trust V.
------------------------------
 *Incorporated herein by reference as indicated.
**To be filed by amendment.